Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2023
Key Developments:
•Sanctioned development of Uaru, the fifth development on the Stabroek Block, offshore Guyana, with a production capacity of approximately 250,000 gross barrels of oil per day (bopd); first oil is expected in 2026
•Extension granted for the Stabroek Block exploration license by one year to October 2027
•Oil discovery at the Pickerel-1 exploration well in the Gulf of Mexico, which will be a tie-back to the Tubular Bells production facility with first oil expected in mid-2024
Second Quarter Financial and Operational Highlights:
•Net income was $119 million, or $0.39 per share, compared with net income of $667 million, or $2.15 per share, in the second quarter of 2022; adjusted net income1 in the second quarter of 2023 was $201 million, or $0.65 per share
•Oil and gas net production was 387,000 barrels of oil equivalent per day (boepd), up 28% from 303,000 boepd, proforma for asset sold, in the second quarter of 2022
•Bakken net production was 181,000 boepd, up 29% from 140,000 boepd in the second quarter of 2022; Guyana net production was 110,000 bopd, compared with 67,000 bopd in the prior-year quarter
•E&P capital and exploratory expenditures were $933 million compared with $622 million in the prior-year quarter
2023 Updated Guidance:
•Full year net production is now forecast to be in the range of 385,000 boepd to 390,000 boepd, compared with previous guidance of 365,000 boepd to 375,000 boepd primarily due to strong operational performance and the expected startup of the Payara development early in the fourth quarter
NEW YORK, July 26, 2023 — Hess Corporation (NYSE: HES) today reported net income of $119 million, or $0.39 per share, in the second quarter of 2023, compared with net income of $667 million, or $2.15 per share, in the second quarter of 2022. On an adjusted basis, the Corporation reported net income of $201 million or $0.65 per share in the second quarter of 2023. The decrease in adjusted after-tax results compared with the prior-year quarter reflects lower realized selling prices, partially offset by the net impact of higher production volumes in the second quarter of 2023.
1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 8, respectively.

CEO John Hess said: "We continue to successfully execute our strategy to deliver industry leading cash flow growth and financial returns to our shareholders while safely and responsibly producing oil and gas to help meet the world’s growing energy needs.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2023	2022	2023	2022

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$155	$723	$560	$1,183
Midstream	62	65	123	137
Corporate, Interest and Other	(98)	(121)	(218)	(236)
Net income attributable to Hess Corporation	$119	$667	$465	$1,084
Net income per share (diluted)	$0.39	$2.15	$1.51	$3.49

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$237	$723	$642	$1,183
Midstream	62	65	123	137
Corporate, Interest and Other	(98)	(121)	(218)	(249)
Adjusted net income attributable to Hess Corporation	$201	$667	$547	$1,071
Adjusted net income per share (diluted)	$0.65	$2.15	$1.78	$3.45

Weighted average number of shares (diluted)	307.5	310.9	307.4	310.6

Exploration and Production:
E&P net income was $155 million in the second quarter of 2023, compared with $723 million in the second quarter of 2022. On an adjusted basis, E&P second quarter 2023 net income was $237 million. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $71.13 per barrel in the second quarter of 2023, compared with $99.16 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the second quarter of 2023 was $17.95 per barrel, compared with $40.92 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.82 per mcf, compared with $6.45 per mcf in the second quarter of 2022.
Net production was 387,000 boepd in the second quarter of 2023, compared with 303,000 boepd, proforma for asset sold, in the second quarter of 2022, primarily due to higher production in Guyana and the Bakken.

Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.97 per barrel of oil equivalent (boe) in the second quarter of 2023, compared with $14.56 per boe, proforma for asset sold, in the prior-year quarter. The decrease in cash operating costs reflects the higher production volumes, partially offset by higher workover activity in the Gulf of Mexico.
Operational Highlights for the Second Quarter of 2023:
Bakken (Onshore U.S.):  Net production from the Bakken was 181,000 boepd in the second quarter of 2023 compared with 140,000 boepd in the prior-year quarter, reflecting increased drilling and completion activity, higher NGL and natural gas volumes received under percentage of proceeds contracts due to lower commodity prices, and higher uptime after weather related shut-ins in the prior-year quarter. NGL and natural gas volumes received under percentage of proceeds contracts were 22,000 boepd in the second quarter of 2023 compared with 7,000 boepd in the second quarter of 2022 due to lower realized NGL and natural gas prices increasing volumes received as consideration for gas processing fees. During the second quarter of 2023, the Corporation drilled 32 wells, completed 28 wells, and brought 30 new wells online. Bakken net production is forecast to be in the range of 175,000 boepd to 180,000 boepd for the full year 2023, up from our previous guidance range of 165,000 boepd to 170,000 boepd.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico in the second quarter of 2023 was 32,000 boepd, compared with 29,000 boepd in the prior-year quarter.
In July 2023, the Pickerel-1 exploration well (Hess – 100%) located in Mississippi Canyon Block 727 was an oil discovery. The well encountered approximately 90 feet of net pay in high quality, oil bearing, Miocene age reservoir. Planning is underway to tie-back the well to the Tubular Bells production facility with first oil expected in mid-2024.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production from the Liza Destiny and the Liza Unity floating production, storage and offloading vessels (FPSOs) totaled 110,0002 bopd in the second quarter of 2023 compared with 67,0002 bopd in the prior-year quarter. The Liza Unity FPSO, which commenced production in February 2022, reached its production capacity of approximately 220,000 gross bopd in July 2022. In the second quarter of 2023, we sold nine cargos of crude oil from Guyana compared with six cargos in the prior-year quarter. Net production guidance for Guyana for the full year 2023 is expected to be approximately 115,0002 bopd, compared to our previous guidance range of 105,000 bopd to 110,000 bopd.
The third development, Payara, with a production capacity of approximately 220,000 gross bopd, remains on track for startup early in the fourth quarter. The fourth development, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026.
The expiration of the exploration license for the Stabroek Block was extended one year from October 2026 to October 2027, and the end of the first renewal period of the exploration license, which requires the relinquishment of 20% of the acreage not held by discoveries, was extended one year from October 2023 to October 2024, both as a result of force majeure due to the COVID-19 pandemic.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 64,000 boepd in the second quarter of 2023 compared with 67,000 boepd in the prior-year quarter.
Canada (Offshore): The operator, BP Canada, drilled the Ephesus exploration well, offshore Newfoundland (Hess – 25%) in the second quarter of 2023. The well did not encounter commercial quantities of hydrocarbons and well costs incurred of $36 million were recorded to exploration expense.
Midstream:
The Midstream segment had net income of $62 million in the second quarter of 2023, compared with net income of $65 million in the prior-year quarter.
During the second quarter of 2023, the Corporation received total net proceeds of $217 million from the public offering of approximately 6.4 million Hess Midstream LP (HESM) Class A shares held by the Corporation in May 2023 and the repurchase by Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of HESM, of approximately 1.7 million HESM Opco Class B units held by the Corporation in June 2023. The repurchase of the Class B units was financed by HESM Opco’s revolving credit facility. After giving effect to the above transactions, the Corporation owns approximately 38% of HESM on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $98 million in the second quarter of 2023, compared with $121 million in the second quarter of 2022. Corporate and other expenses decreased by $18 million in the second quarter of 2023 primarily due to higher interest income. Interest expense decreased by $5 million in the second quarter of 2023 reflecting higher capitalized interest.

Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $933 million in the second quarter of 2023 compared with $622 million in the prior-year quarter, primarily due to development activities in Guyana and higher drilling activity in the Bakken. Midstream capital expenditures were $52 million in the second quarter of 2023 and $72 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.2 billion and debt and finance lease obligations totaling $5.6 billion at June 30, 2023. The Midstream segment had cash and cash equivalents of $4 million and total debt of $3.1 billion at June 30, 2023. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 35.1% at June 30, 2023 and 36.1% at December 31, 2022.
Net cash provided by operating activities was $974 million in the second quarter of 2023, compared with $1,509 million in the second quarter of 2022. Net cash provided by operating activities before changes in operating assets and liabilities3 was $974 million in the second quarter of 2023, compared with $1,463 million in the prior-year quarter.

2.Net production from Guyana in the second quarter of 2023 included 13,000 bopd of tax barrels. There were no tax barrels in the second quarter of 2022. Net production guidance for Guyana for the full year 2023 includes tax barrels of approximately 15,000 bopd.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 7 and 8, respectively.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Exploration and Production	$(82)	$—	$(82)	$—
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	13
Total items affecting comparability of earnings between periods	$(82)	$—	$(82)	$13
Second Quarter 2023: E&P results include a charge of $82 million ($82 million after income taxes) that resulted from updates to the Corporation’s estimated abandonment obligations in the West Delta Field in the Gulf of Mexico. These abandonment obligations were assigned to the Corporation as a former owner after they were discharged from Fieldwood Energy LLC as part of its approved bankruptcy plan in 2021.
Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net income attributable to Hess Corporation	$119	$667	$465	$1,084
Less: Total items affecting comparability of earnings between periods	(82)	—	(82)	13
Adjusted net income attributable to Hess Corporation	$201	$667	$547	$1,071

The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$974	$1,463	$2,006	$2,415
Changes in operating assets and liabilities	—	46	(394)	(1,062)
Net cash provided by (used in) operating activities	$974	$1,509	$1,612	$1,353
Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry; reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,289	$2,955	$2,411
Gains on asset sales, net	—	3	—
Other, net	31	30	42
Total revenues and non-operating income	2,320	2,988	2,453
Costs and expenses
Marketing, including purchased oil and gas	547	843	603
Operating costs and expenses	454	356	382
Production and severance taxes	46	67	48
Exploration expenses, including dry holes and lease impairment	99	33	66
General and administrative expenses	108	95	136
Interest expense	122	121	123
Depreciation, depletion and amortization	497	391	491
Impairment and other	82	—	—
Total costs and expenses	1,955	1,906	1,849
Income before income taxes	365	1,082	604
Provision for income taxes	160	328	176
Net income	205	754	428
Less: Net income attributable to noncontrolling interests	86	87	82
Net income attributable to Hess Corporation	$119	$667	$346

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
Income Statement	2023	2022

Revenues and non-operating income
Sales and other operating revenues	$4,700	$5,268
Gains on asset sales, net	—	25
Other, net	73	66
Total revenues and non-operating income	4,773	5,359
Costs and expenses
Marketing, including purchased oil and gas	1,150	1,525
Operating costs and expenses	836	669
Production and severance taxes	94	128
Exploration expenses, including dry holes and lease impairment	165	76
General and administrative expenses	244	205
Interest expense	245	244
Depreciation, depletion and amortization	988	728
Impairment and other	82	—
Total costs and expenses	3,804	3,575
Income before income taxes	969	1,784
Provision for income taxes	336	525
Net income	633	1,259
Less: Net income attributable to noncontrolling interests	168	175
Net income attributable to Hess Corporation	$465	$1,084

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2023	December 31, 2022
Balance Sheet Information
Assets
Cash and cash equivalents	$2,226	$2,486
Other current assets	1,478	1,445
Property, plant and equipment – net	15,741	15,098
Operating lease right-of-use assets – net	515	570
Finance lease right-of-use assets – net	117	126
Other long-term assets	2,153	1,970
Total assets	$22,230	$21,695
Liabilities and equity
Current portion of long-term debt	$8	$3
Current portion of operating and finance lease obligations	222	221
Other current liabilities	2,173	2,172
Long-term debt	8,459	8,278
Long-term operating lease obligations	407	469
Long-term finance lease obligations	168	179
Other long-term liabilities	1,891	1,877
Total equity excluding accumulated other comprehensive income (loss)	8,419	7,986
Accumulated other comprehensive income (loss)	(147)	(131)
Noncontrolling interests	630	641
Total liabilities and equity	$22,230	$21,695

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2023	December 31, 2022
Total Debt
Hess Corporation	$5,398	$5,395
Midstream (a)	3,069	2,886
Hess Consolidated	$8,467	$8,281
(a) Midstream debt is non-recourse to Hess Corporation.

	June 30, 2023	December 31, 2022
Debt to Capitalization Ratio (a)
Hess Consolidated	49.3%	50.0%
Hess Corporation as defined in debt covenants	35.1%	36.1%
(a)Includes finance lease obligations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest Expense
Gross interest expense – Hess Corporation	$88	$86	$174	$178
Less: Capitalized interest – Hess Corporation	(10)	(3)	(15)	(3)
Interest expense – Hess Corporation	78	83	159	175
Interest expense – Midstream (a)	44	38	86	69
Interest expense – Hess Consolidated	$122	$121	$245	$244
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Cash Flow Information

Cash Flows from Operating Activities
Net income	$205	$754	$428
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	(3)	—
Depreciation, depletion and amortization	497	391	491
Impairment and other	82	—	—
Exploratory dry hole costs	62	—	31
Exploration lease impairment	8	4	5
Pension settlement loss	—	2	—
Stock compensation expense	18	16	35
Noncash (gains) losses on commodity derivatives, net	52	163	—
Provision (benefit) for deferred income taxes and other tax accruals	50	136	42
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	974	1,463	1,032
Changes in operating assets and liabilities	—	46	(394)
Net cash provided by (used in) operating activities	974	1,509	638
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(778)	(607)	(773)
Additions to property, plant and equipment - Midstream	(43)	(56)	(64)
Proceeds from asset sales, net of cash sold	—	4	—
Other, net	—	—	(4)
Net cash provided by (used in) investing activities	(821)	(659)	(841)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	77	(14)	103
Debt with maturities of greater than 90 days:
Borrowings	—	400	—
Repayments	—	(5)	—
Cash dividends paid	(134)	(116)	(137)
Common stock acquired and retired	—	(190)	(20)
Proceeds from sale of Class A shares of Hess Midstream LP	167	146	—
Noncontrolling interests, net	(132)	(277)	(131)
Employee stock options exercised	1	7	3
Payments on finance lease obligations	(2)	(2)	(2)
Other, net	(4)	(10)	1
Net cash provided by (used in) financing activities	(27)	(61)	(183)
Net Increase (Decrease) in Cash and Cash Equivalents	126	789	(386)
Cash and Cash Equivalents at Beginning of Period	2,100	1,370	2,486
Cash and Cash Equivalents at End of Period	$2,226	$2,159	$2,100

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(956)	$(665)	$(792)
Increase (decrease) in related liabilities	135	2	(45)
Additions to property, plant and equipment	$(821)	$(663)	$(837)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2023	2022
Cash Flow Information

Cash Flows from Operating Activities
Net income	$633	$1,259
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	(25)
Depreciation, depletion and amortization	988	728
Impairment and other	82	—
Exploratory dry hole costs	93	—
Exploration lease impairment	13	10
Pension settlement loss	—	2
Stock compensation expense	53	49
Noncash (gains) losses on commodity derivatives, net	52	218
Provision (benefit) for deferred income taxes and other tax accruals	92	174
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	2,006	2,415
Changes in operating assets and liabilities	(394)	(1,062)
Net cash provided by (used in) operating activities	1,612	1,353
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,551)	(1,098)
Additions to property, plant and equipment - Midstream	(107)	(111)
Proceeds from asset sales, net of cash sold	—	28
Other, net	(4)	—
Net cash provided by (used in) investing activities	(1,662)	(1,181)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	180	(13)
Debt with maturities of greater than 90 days:
Borrowings	—	400
Repayments	—	(510)
Cash dividends paid	(271)	(235)
Common stock acquired and retired	(20)	(190)
Proceeds from sale of Class A shares of Hess Midstream LP	167	146
Noncontrolling interests, net	(263)	(351)
Employee stock options exercised	4	40
Payments on finance lease obligations	(4)	(4)
Other, net	(3)	(9)
Net cash provided by (used in) financing activities	(210)	(726)
Net Increase (Decrease) in Cash and Cash Equivalents	(260)	(554)
Cash and Cash Equivalents at Beginning of Period	2,486	2,713
Cash and Cash Equivalents at End of Period	$2,226	$2,159

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,748)	$(1,245)
Increase (decrease) in related liabilities	90	36
Additions to property, plant and equipment	$(1,658)	$(1,209)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$264	$188	$232
Offshore and Other	82	72	29
Total United States	346	260	261
Guyana	508	286	454
Malaysia and JDA	44	66	47
Other (a)	35	10	3
E&P Capital and exploratory expenditures	$933	$622	$765

Total exploration expenses charged to income included above	$29	$29	$30

Midstream Capital expenditures	$52	$72	$57
(a)Other includes capital and exploratory expenditures associated with Canada.

	Six Months Ended June 30,
	2023	2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$496	$323
Offshore and Other	111	128
Total United States	607	451
Guyana	962	605
Malaysia and JDA	91	125
Other (a)	38	21
E&P Capital and exploratory expenditures	$1,698	$1,202

Total exploration expenses charged to income included above	$59	$66

Midstream Capital expenditures	$109	$109
(a)Other includes capital and exploratory expenditures associated with Canada.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,299		$988		$2,287
Other, net	6		2		8
Total revenues and non-operating income	1,305		990		2,295
Costs and expenses
Marketing, including purchased oil and gas (a)	537		27		564
Operating costs and expenses	241		143		384
Production and severance taxes	45		1		46
Midstream tariffs	302		—		302
Exploration expenses, including dry holes and lease impairment	23		76		99
General and administrative expenses	50		11		61
Depreciation, depletion and amortization	212		238		450
Impairment and other	82		—		82
Total costs and expenses	1,492		496		1,988
Results of operations before income taxes	(187)		494		307
Provision for income taxes	—		152		152
Net income (loss) attributable to Hess Corporation	$(187)	(b)	$342	(c)	$155

	Second Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,860		$1,095		$2,955
Other, net	25		1		26
Total revenues and non-operating income	1,885		1,096		2,981
Costs and expenses
Marketing, including purchased oil and gas (a)	827		31		858
Operating costs and expenses	175		116		291
Production and severance taxes	65		2		67
Midstream tariffs	296		—		296
Exploration expenses, including dry holes and lease impairment	24		9		33
General and administrative expenses	40		7		47
Depreciation, depletion and amortization	192		153		345
Total costs and expenses	1,619		318		1,937
Results of operations before income taxes	266		778		1,044
Provision for income taxes	—		321		321
Net income (loss) attributable to Hess Corporation	$266	(d)	$457	(e)	$723
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $34 million (noncash premium amortization: $34 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $18 million (noncash premium amortization: $18 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $99 million (noncash premium amortization: $99 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $64 million (noncash premium amortization: $64 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,365		$1,044		$2,409
Other, net	9		5		14
Total revenues and non-operating income	1,374		1,049		2,423
Costs and expenses
Marketing, including purchased oil and gas (a)	584		35		619
Operating costs and expenses	205		118		323
Production and severance taxes	46		2		48
Midstream tariffs	283		—		283
Exploration expenses, including dry holes and lease impairment	20		46		66
General and administrative expenses	54		12		66
Depreciation, depletion and amortization	203		240		443
Total costs and expenses	1,395		453		1,848
Results of operations before income taxes	(21)		596		575
Provision for income taxes	—		170		170
Net income (loss) attributable to Hess Corporation	$(21)	(b)	$426	(c)	$405
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $27 million (noncash premium amortization: $27 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $7 million (noncash premium amortization: $7 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,664		$2,032		$4,696
Other, net	15		7		22
Total revenues and non-operating income	2,679		2,039		4,718
Costs and expenses
Marketing, including purchased oil and gas (a)	1,121		62		1,183
Operating costs and expenses	446		261		707
Production and severance taxes	91		3		94
Midstream tariffs	585		—		585
Exploration expenses, including dry holes and lease impairment	43		122		165
General and administrative expenses	104		23		127
Depreciation, depletion and amortization	415		478		893
Impairment and other	82		—		82
Total costs and expenses	2,887		949		3,836
Results of operations before income taxes	(208)		1,090		882
Provision for income taxes	—		322		322
Net income (loss) attributable to Hess Corporation	$(208)	(b)	$768	(c)	$560

	Six Months Ended June 30, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,564		$1,704		$5,268
Other, net	52		7		59
Total revenues and non-operating income	3,616		1,711		5,327
Costs and expenses
Marketing, including purchased oil and gas (a)	1,528		33		1,561
Operating costs and expenses	319		223		542
Production and severance taxes	123		5		128
Midstream tariffs	583		—		583
Exploration expenses, including dry holes and lease impairment	56		20		76
General and administrative expenses	89		15		104
Depreciation, depletion and amortization	387		250		637
Total costs and expenses	3,085		546		3,631
Results of operations before income taxes	531		1,165		1,696
Provision for income taxes	—		513		513
Net income (loss) attributable to Hess Corporation	$531	(d)	$652	(e)	$1,183
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $61 million (noncash premium amortization: $61 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $25 million (noncash premium amortization: $25 million; cash settlement: $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $156 million (noncash premium amortization: $133 million; cash settlement: $23 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $99 million (noncash premium amortization: $85 million; cash settlement: $14 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	79	68	76
Offshore	23	20	24
Total United States	102	88	100
Guyana (a)	110	67	112
Malaysia and JDA	4	4	4
Other (b)	—	17	—
Total	216	176	216

Natural gas liquids - barrels
United States
North Dakota	68	47	61
Offshore	1	2	1
Total United States	69	49	62

Natural gas - mcf
United States
North Dakota	206	147	158
Offshore	45	41	47
Total United States	251	188	205
Malaysia and JDA	359	381	369
Other (b)	—	11	—
Total	610	580	574

Barrels of oil equivalent	387	322	374
(a)Production from Guyana includes 13,000 bopd of tax barrels in the second quarter of 2023 and 15,000 bopd of tax barrels in the first quarter of 2023. There were no tax barrels in the second quarter of 2022.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 19,000 boepd in the second quarter of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2023	2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	78	73
Offshore	23	20
Total United States	101	93
Guyana (a)	111	49
Malaysia and JDA	4	3
Other (b)	—	18
Total	216	163

Natural gas liquids - barrels
United States
North Dakota	64	48
Offshore	2	2
Total United States	66	50

Natural gas - mcf
United States
North Dakota	182	152
Offshore	47	41
Total United States	229	193
Malaysia and JDA	363	373
Other (b)	—	12
Total	592	578

Barrels of oil equivalent	381	309
(a)Production from Guyana includes 14,000 bopd of tax barrels in the first six months of 2023. There were no tax barrels in the first six months of 2022.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 20,000 boepd in the first six months of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	217	173	213
Natural gas liquids – barrels	67	46	64
Natural gas – mcf	610	580	574
Barrels of oil equivalent	386	316	373

Sales Volumes (in thousands) (a)
Crude oil – barrels	19,740	15,763	19,161
Natural gas liquids – barrels	6,084	4,180	5,761
Natural gas – mcf	55,548	52,811	51,692
Barrels of oil equivalent	35,082	28,745	33,537

	Six Months Ended June 30,
	2023	2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	215	157
Natural gas liquids – barrels	65	48
Natural gas – mcf	592	578
Barrels of oil equivalent	379	301

Sales Volumes (in thousands) (a)
Crude oil – barrels	38,901	28,343
Natural gas liquids – barrels	11,845	8,719
Natural gas – mcf	107,240	104,709
Barrels of oil equivalent	68,619	54,514
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2023	Second Quarter 2022	First Quarter 2023
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$65.67	$93.60	$68.63
Offshore	68.32	95.22	68.12
Total United States	66.24	93.96	68.50
Guyana	75.82	104.19	79.15
Malaysia and JDA	68.87	106.21	72.91
Other (a)	—	105.21	—
Worldwide	71.13	99.16	74.23

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$69.22	$106.01	$71.78
Offshore	71.86	107.58	71.27
Total United States	69.79	106.37	71.65
Guyana	77.64	112.57	79.86
Malaysia and JDA	68.87	106.21	72.91
Other (a)	—	114.93	—
Worldwide	73.74	109.51	76.02

Natural gas liquids - per barrel
United States
North Dakota	$17.90	$40.96	$24.25
Offshore	20.17	39.88	24.28
Worldwide	17.95	40.92	24.25

Natural gas - per mcf
United States
North Dakota	$1.29	$6.89	$2.54
Offshore	1.62	7.63	2.42
Total United States	1.35	7.06	2.51
Malaysia and JDA	5.56	6.18	5.44
Other (a)	—	5.36	—
Worldwide	3.82	6.45	4.39
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2023	2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$67.05	$88.98
Offshore	68.22	90.21
Total United States	67.32	89.25
Guyana	77.50	100.55
Malaysia and JDA	71.02	97.73
Other (a)	—	98.14
Worldwide	72.66	93.65

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$70.41	$98.46
Offshore	71.55	99.58
Total United States	70.68	98.70
Guyana	78.76	109.06
Malaysia and JDA	71.02	97.73
Other (a)	—	108.06
Worldwide	74.87	102.65

Natural gas liquids - per barrel
United States
North Dakota	$20.99	$40.40
Offshore	22.20	38.68
Worldwide	21.02	40.33

Natural gas - per mcf
United States
North Dakota	$1.83	$5.57
Offshore	2.03	6.02
Total United States	1.87	5.67
Malaysia and JDA	5.50	6.00
Other (a)	—	5.07
Worldwide	4.09	5.87
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.
The following is a summary of the Corporation’s outstanding commodity hedging program for the remainder of calendar 2023:

	WTI	Brent
Barrels of oil per day	80,000	50,000
Average monthly floor price	$70	$75